THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of December 28, 2016 (this “Agreement”), is entered into by and among Malibu Boats, LLC, a Delaware limited liability company (the “Borrower”), Malibu Boats Holdings, LLC, a Delaware limited liability company (the “Parent”), certain Subsidiaries of the Parent as guarantors (the “Guarantors”), the several banks and other financial institutions and lenders party thereto (the “Lenders”), and SunTrust Bank, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), as issuing bank (the “Issuing Bank”) and as swingline lender (the “Swingline Lender”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

A.    The Loan Parties, the Lenders, the Swingline Lender, the Issuing Bank and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement dated as of April 2, 2015 (as amended or otherwise modified from time to time, the “Credit Agreement”).

B.    The Borrower has requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement.

C.    The Administrative Agent and the Lenders have agreed to do so, subject to the terms and conditions hereof.

AGREEMENT

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendments to Credit Agreement.
(a)The following definitions are added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Foreign Customer Finance Program Obligations” shall mean inventory repurchase and customer finance program recourse and other obligations, including any obligation of any Loan Party or any Subsidiary to repurchase products of the Loan Parties and such Subsidiaries or to purchase receivables created in connection with the sale of products or related services of any Loan Party and its Subsidiaries to dealers and other customers located outside the United States under any customer finance program, in each case incurred in the ordinary course of business, it being understood that the transactions contemplated by the Foreign Master Financing Agreement shall constitute Foreign Customer Finance Program Obligations.
“Foreign Customer Finance Program Transaction” shall mean the customer finance program contemplated by the Foreign Master Financing Agreement.
“Foreign Master Financing Agreement” shall mean the Master Financing Umbrella Agreement (Pan-European) to be entered into by and between Borrower and Wells Fargo Bank, National Association or one or more of its Affiliates and any of their respective successors or assigns, and all financing schedules, credit requests, deeds and other letters, agreements or documents entered into in connection therewith, as amended, restated, modified or supplemented from time to time or any successor agreement.

(b)The definition of “Guarantee” in Section 1.1 of the Credit Agreement is amended by adding the following phrase at the end of the proviso in the first sentence of such definition: “or Foreign Customer Finance Program Obligations.”
(c)The definition of “Indebtedness” in Section 1.1 of the Credit Agreement is amended by adding the following phrase at the end of the third sentence of such definition: “or Foreign Customer Finance Program Obligations.”
(d)Section 7.2(o) is amended and restated as follows:
“(o) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower in the ordinary course of business, including Liens arising out of a Foreign Customer Finance Program Transaction on the receivables, inventory and other assets or interests subject thereby.”
(e)Section 7.4 of the Credit Agreement is amended by deleting “and” at the end of Section 7.4(n), redesignating Section 7.4(o) as Section 7.4(p) and adding the following as Section 7.4(o):
“(o) Investments acquired as a result of a Foreign Customer Finance Program Transaction and other Investments arising in connection with the compromise, settlement or collection of such Investments in the ordinary course of business; and”
(f)Section 7.6 of the Credit Agreement is amended by deleting “and” at the end of Section 7.6 (i), redesignating Section 7.6(j) as Section 7.6(k) and adding the following Section 7.6(j):
“(j) Dispositions of receivables, inventory and other property in the ordinary course of business in connection with a Foreign Customer Finance Program Transaction; and”
(g)Section 7.8 of the Credit Agreement is amended by deleting the “and” at the end of clause (iii) thereof and adding the following as clause (v) thereof:
“, and (v) the foregoing shall not apply to any Foreign Customer Finance Program Transaction; provided such restrictions apply solely to the receivables, inventory and other assets or interests subject thereto.”
2.Effectiveness. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts of this Agreement executed by the Loan Parties, the Lenders and the Administrative Agent.
3.Incorporation of Agreement. Except as specifically modified herein, the terms of the Loan Documents shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent under the Loan Documents, or constitute a waiver or amendment of any provision of the Loan Documents.
4.Representations of the Loan Parties. Each of the Loan Parties represents and warrants to the Administrative Agent and the Lenders as follows:
(a)No Default or Event of Default exists under the Loan Documents on and as of the date hereof nor will result from this Agreement.
(b)It has taken all necessary entity action to authorize the execution, delivery and performance of this Agreement and any other documents delivered by it in connection herewith.
(c)This Agreement and each other document delivered by it in connection herewith has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(d)No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Agreement other than the Required Lenders.
(e)The execution and delivery of this Agreement or any other document delivered by it in connection herewith does not (i) violate, contravene or conflict with any provision of its organizational documents or (ii) violate, contravene or conflict with any material Requirement of Law applicable to it or any of its Subsidiaries.
(f)After giving effect to this Agreement, the representations and warranties of the Loan Parties contained in the Loan Documents are true, accurate and complete in all material respects on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date.
5.Loan Party Reaffirmation. Each Loan Party hereby (a) acknowledges and consents to all of the terms and conditions of this Agreement, (b) affirms all of its obligations under the Loan Documents to which it is a party and (c) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.
6.Further Assurances. Each of the parties hereto agrees to execute and deliver, or to cause to be executed and delivered, all such instruments as may reasonably be requested to effectuate the intent and purposes, and to carry out the terms, of this Agreement.
7.No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits under this Agreement.
8.Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. The governing law, jurisdiction, consent to service of process and waiver of jury trial provisions set forth in Sections 11.5 and 11.6 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.
9.Entirety. This Agreement and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.
10.Expenses. Upon demand therefor, the Loan Parties shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Lenders (including without limitation the reasonable fees and out-of-pocket expenses of counsel) in connection with or related to the negotiation, drafting, and execution of this Agreement and the transactions contemplated hereby.
11.Miscellaneous
(a)This Agreement shall be binding on and shall inure to the benefit of the Loan Parties, the Administrative Agent, the Issuing Bank, the Swingline Lender, the Lenders and their respective successors and permitted assigns. It is the intent of the undersigned Lenders that any third party acquiring any such Lender’s rights and obligations under the Credit Agreement shall, with respect to such Lender’s portion of the Loan, be subject to, and bound by, the terms and conditions of this Agreement. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Loan Parties, the Administrative Agent, the Issuing Bank and the Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement.
(b)Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
(c)Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
(d)Except as otherwise expressly provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Loan Documents, the provision contained in this Agreement shall govern and control.
(e)This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of this Agreement by telecopy or other electronic means shall be effective as an original.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	MALIBU BOATS, LLC,
as the Borrower

By:    /s/ Wayne Wilson
Name:    Wayne Wilson
Title:    CFO

PARENT:	MALIBU BOATS HOLDINGS, LLC,
as the Parent and a Guarantor

By:    /s/ Wayne Wilson
Name:    Wayne Wilson
Title:    CFO

GUARANTORS:	MALIBU AUSTRALIAN ACQUISITION CORP.
By:    /s/ Wayne Wilson
Name:    Wayne Wilson
Title:    CFO

ADMINISTRATIVE AGENT:	SUNTRUST BANK,
as Administrative Agent, Issuing Bank and Swingline Lender and as a Lender

By /s/ Tesha Winslow
Name:    Tesha Winslow
Title:    Director

LENDERS:	FIRST TENNESSEE BANK, N.A.,
as a Lender

/s/ R. Andrew Beam____________________
Name:    R. Andrew Beam
Title:    Senior Vice President

MUFG UNION BANK, N.A.,
as a Lender

/s/ Maria Iarriccio __________________
Name: Maria Iarriccio
Title: Director

UNITED COMMUNITY BANK,
as a Lender

/s/ Charles D. Chamberlain_________
Name:    Charles D. Chamberlain
Title:    Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

/s/ Brian Young ___________________________
Name: Brian Young
Title: Vice President

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